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                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-123498


[Supplement to Synova Healthcare Group, Inc. Prospectus Supplement Dated June 15, 2006 (To Prospectus Dated May 12, 2005)]


         On page 66, under the caption "Selling Stockholders," footnote (8) to the stockholder table contained therein is hereby deleted and replaced in its entirety with the following text:

         "(8) Jonathan P. Knight has sole voting and investment power over the securities held by this selling stockholder."





             The date of this Prospectus Supplement is June 16, 2006